EXHIBIT 99.1

CONTACT:	Bruce Zurlnick	Leigh Parrish/Caren Barbara
	Senior Vice President and	Media Contact: Diane Zappas
	Chief Financial Officer	Financial Dynamics
	Finlay Enterprises, Inc.	(212) 850-5600
(212) 808-2800
FOR IMMEDIATE RELEASE
Finlay Enterprises Announces Commencement of Trading of Its Common Stock on the OTC Bulletin Board
NEW YORK, July 11, 2008 — Finlay Enterprises, Inc. (OTC Bulletin Board: FNLY) (the “Company”) announced that the Company’s common stock began trading on the OTC Bulletin Board at the open of the market today, July 11, 2008. The Company’s trading symbol remains FNLY.
Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States and achieved sales of $835.9 million in 2007. The number of locations at the end of the first quarter of fiscal 2008 totaled 781, including 67 Bailey Banks & Biddle, 35 Carlyle and five Congress specialty jewelry stores.
This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company’s current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performance or achievement may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.